DISTRIBUTION AGREEMENT

     AGREEMENT, dated as of November 28, 2000 by and between Ayco Series Trust, a Delaware business trust ("Trust") and Mercer Allied Company, L.P., a Delaware limited partnership ("Distributor").

     WHEREAS, the Trust is a Delaware business trust whose shareholders will include separate accounts in unit investment trust form ("Eligible Separate Accounts") of insurance companies that have entered into Participation Agreements, as described below, with the Trust ("Participating Insurance Companies");

     WHEREAS, the Trust's shares may be divided into series, each representing a different portfolio of investments ("Fund") and, although not currently planned, each Fund may be further divided into multiple classes of shares;

     WHEREAS, the Participating Insurance Companies issue, among other products, variable life insurance and annuity products ("Variable Products") whose net premiums, contributions or other consideration may be allocated to Eligible Separate Accounts for investment in the Trust;

     WHEREAS, any Fund sold in connection with the Variable Products will not otherwise be sold except directly to tax-qualified pension and retirement plans outside the separate account context ("Qualified Plans") or to the Trust's investment manager and its affiliates;

     WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended ("Investment Company Act");

     WHEREAS, the Investment Company Act prohibits any principal underwriter for a registered open-end management investment company from offering for sale, selling or delivering after sale any security of which the investment company is the issuer, except pursuant to a written agreement with the investment company, and Distributor will be the principal underwriter for sales of the shares issued by the Trust; and

     WHEREAS, Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended ("Securities Exchange Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD").

     NOW THEREFORE, the Trust and Distributor agree as follows:

     Section 1.     The Trust has adopted a form of Participation Agreement,
     ---------
which was approved by the Board of Trustees of the Trust. This Distribution Agreement shall be subject to the provisions of such form of Participation Agreement, the terms of which are incorporated herein by reference, made a part hereof and controlling. The form of Participation Agreement may be amended or superseded, without prior notice, and this Distribution Agreement shall be deemed amended to the extent such form of Participation Agreement is amended or superseded. Distributor represents and warrants that it will act in a manner consistent with such form of Participation Agreement as it is currently set forth and as it may be amended or superseded, so long as Distributor serves as the principal underwriter of the shares of the Trust.

     Section 2.     Distributor is hereby authorized, from time to time, to
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enter into separate written agreements ("Sales Agreements"), on terms and conditions not inconsistent with this Agreement, with Participating Insurance Companies that have Eligible Separate Accounts and that agree to participate in the distribution of the Trust's shares, directly or through their affiliated broker-dealers, by means of the distribution of Variable Products and to use their best efforts to solicit applications for Variable Products. The Board of Trustees of the Trust may, in its sole discretion, determine that certain Funds or classes of shares of any Fund shall: (i) be made available only to certain types of Variable Products or to a single Participating Insurance Company and its affiliates; or (ii) not be made available to any Variable Products.

     Section 3.     Such Participating Insurance Companies and their agents or
     ---------
representatives soliciting applications for Variable Products shall be duly and appropriately licensed, registered or otherwise qualified for the sale of Variable Products under all applicable insurance laws and all applicable securities laws of one or more states or other jurisdictions in which Variable Products may be lawfully sold. Each such Participating Insurance Company shall, when required by law, be both registered as a broker-dealer under the Securities Exchange Act and a member in good standing of the NASD. Each such Participating Insurance Company shall agree to comply with all applicable laws and regulations, whether federal or state, and whether relating to insurance, securities or other general areas, including but not limited to, the recordkeeping and sales supervision requirements of such laws and regulations.

     Section 4.     The Trust's shares are divided into Funds, each representing
     ---------
a different portfolio of investments. Each Fund and any restrictions on availability for shares relating thereto are set forth in Schedule A hereto, which may be amended from time to time.

     Purchases and redemptions of the Trust's shares of each Fund shall be at the net asset value therefor, computed as set forth in the most recent relevant Prospectus and Statement of Additional Information relating to the Trust's shares contained in its Registration Statement on Form N-1A or any amendments thereto (respectively, "Trust Prospectus" and "SAI"), and any supplements thereto. Purchase and redemption orders shall be submitted by the Participating Insurance Company to the Trust's Transfer Agent pursuant to procedures and in accordance with payment provisions adopted by Distributor and the Trust from time to time. Shares of any Fund may not be sold or transferred, except to an Eligible Separate Account or Qualified Plan, without the prior approval of the Trust's Board of Trustees.

     Section 5.     The Trust shall not pay any compensation to Distributor for
     ---------
services as a principal underwriter hereunder, but may, as appropriate, reimburse Distributor for its expenses related to such services. Distributor may, but need not, pay or charge Participating Insurance Companies pursuant to Sales Agreements, as described in Section 2 hereof.

     Section 6.     The Trust represents to Distributor that the Trust
     ---------
Prospectus and SAI, as of their respective effective dates, contain (or will contain) all statements and information which are required to be stated therein by the Securities Act of 1933, as amended ("Securities Act"), and the Investment Company Act and in all respects conform to the requirements thereof, and neither the Trust Prospectus nor the SAI includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing representations shall not apply to information contained in or omitted from the Trust Prospectus and SAI in reliance upon, and in conformity with, written information furnished by Distributor specifically for use in the preparation thereof.

     In this regard, Distributor acknowledges that the day-to-day operations of the Trust, including without limitation, investment management, securities brokerage allocation, cash control, accounting, recordkeeping and other administrative, marketing and regulatory compliance functions, are carried on and may in the future be carried on by Ayco Asset Management, a division of The Ayco Company, L.P. ("Ayco"), affiliates of Ayco, and other parties unaffiliated with the Manager or Ayco on behalf of the Trust (collectively, the "Preparing Parties"), under various agreements and arrangements, and that such activities in large measure provide the basis upon which statements and information are included or omitted from the Trust Prospectus and SAI. Distributor further acknowledges that because of the foregoing arrangements, the preparation of the Trust Prospectus and SAI is substantially in the control of the Preparing Parties, subject to the broad supervisory authority and responsibility of the Trust's Board of Trustees, and that, essentially, the only information in the Trust Prospectus or SAI not independently known to, or prepared by, the Preparing Parties is personal information as to each Trustee's full name, age, background, business experience and other personal information that may require disclosures under securities laws and for which the Preparing Parties necessarily must rely on each Trustee to produce.

     Section 7.     The Trust will periodically prepare Trust Prospectuses (and,
     ---------
if applicable, SAIs) and any supplements thereto, proxy materials, annual reports, and semi-annual reports (collectively, the "Documents") and shall, in accordance with the form of Participation Agreement, provide sufficient copies of such Documents or shall make camera ready copy or an electronic file available to Distributor for reproduction by Distributor or the Participating Insurance Companies. With respect to Documents provided to existing owners of Variable Products, the cost of preparing, printing, mailing and otherwise distributing such Documents to such owners shall be borne by the Trust. With respect to the Trust's shares, the Trust shall not pay the cost of printing, mailing or otherwise distributing the Documents except as specified in this
Section 7. The Trust will use its best efforts to provide notice to Distributor of anticipated filings or supplements to Documents. Distributor or the Participating Insurance Companies may alter the form of some or all of the Documents, with the prior approval of the Trust's officers and legal counsel. Any preparation and printing costs associated with altering the form of the Documents will be borne by Distributor or the Participating Insurance Companies, not the Trust.

     Section 8.     Distributor and officers of the Trust may, from time to
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time, authorize descriptions of the Trust for use in sales literature or advertising by the Participating Insurance Companies (including brochures, letters, illustrations and other similar materials, whether transmitted directly to potential applicants or published in print or audio-visual media), which authorization will not be unreasonably withheld or delayed.

     Section 9.     Distributor shall furnish to the Trust, at least quarterly,
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reports as to the sale of the Trust's shares made pursuant to this Agreement.
These reports may be combined with any similar report prepared by Distributor or any of the Preparing Parties.

     Section 10.    Distributor shall submit to all regulatory and
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administrative bodies having jurisdiction over the operations of Distributor, the Trust, or any Participating Insurance Company, present or future, any information, reports or other material which any such body by reason of this Agreement may request or require as authorized by applicable laws or regulations.

     Section 11.    This Agreement shall be subject to the provisions of the
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Investment Company Act, the Securities Exchange Act and the Securities Act and
the rules, regulations, and rulings thereunder and of the NASD, from time to time in effect, including such exemptions and no-action positions as the Securities and Exchange Commission or its staff may grant, and the terms hereof shall be interpreted and construed in accordance therewith.

     Section 12.    This Agreement  shall take effect on the on the date first
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written above, and shall continue in effect, unless sooner terminated as provided herein, for two years from such date. This Agreement shall continue in effect thereafter with respect to any Fund only so long as such continuance is specifically approved at least annually by a majority of the Trustees of the Trust who are not interested persons of the Trust or Distributor ("Independent Trustees") and by (a) a vote of the majority of the outstanding voting securities of such Fund, voted in accordance with the provisions contained in the form of Participation Agreement or any policies on conflicts adopted by the Board of Trustees of the Trust or (b) the Board of Trustees of the Trust. This Agreement may be terminated at any time, without penalty, with respect to any Fund, by a majority of the Independent Trustees or by a vote of the majority of the outstanding voting securities of such Fund.

     Section 13.    This Agreement shall terminate automatically if assigned for
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purposes of the Investment Company Act.

     Section 14.    The Trust shall indemnify and hold harmless Distributor from
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any and all losses, claims, damages or liabilities (or actions in respect thereof) to which Distributor may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or result from the negligent, improper, fraudulent or unauthorized acts or omissions by the Trust or its officers, trustees, agents or representatives, other than acts or omissions caused directly or indirectly by Distributor.

     Distributor will indemnify and hold harmless the Trust, its officers, trustees, agents and representatives against any losses, claims, damages or liabilities, to which the Trust, its officers, trustees, agents and representatives may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in the Trust Prospectus and/or SAI or any supplements thereto; (ii) the omission or alleged omission to state any material fact required to be stated in the Trust Prospectus and/or SAI or any supplements thereto or necessary to make the statements therein not misleading; or (iii) bad faith, gross negligence, willful misconduct or reckless disregard of Distributor in its capacity as a principal underwriter of the Trust's shares and will reimburse the Trust, its officers, Trustees, agents and representatives for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that Distributor shall not be liable in any such instance to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission of a material fact or alleged omission made in the Trust Prospectus and/or SAI or any supplement in good faith reliance upon and in conformity with written information furnished by the Preparing Parties specifically for use in the preparation of the Trust Prospectus and/or SAI

     Section 15.    A copy of the Certificate of Trust of the Trust is on file
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with the Secretary of State of Delaware and notice is given hereby that this
Agreement is executed on behalf of the Trustees of the Trust as trustees and not individually, and that the obligations of or arising out of this Agreement are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of each Fund.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                   AYCO SERIES TRUST

                                   By: /s/John J. Collins
                                       ---------------------------------------
                                        John J. Collins, III
                                   Title:  ------------------------------------
                                         Chief Financial Officer and Controller

                                   MERCER ALLIED COMPANY, L.P.

                                   By: BREHAM, INC., in its capacity as general partner of Mercer Allied Company, L.P.

                                   By: /s/Peter R. Martin
                                       ---------------------------------------
                                        Peter R. Martin

                                   Title:  ------------------------------------
                                         Vice President and Secretary

                                   SCHEDULE A

                                    FUNDS OF
                               AYCO SERIES TRUST
                               -----------------

                          Ayco Large Cap Growth Fund I